Exhibit 99.1

PRESS RELEASE

Liberty Global to Present at Barclays Capital 2010 Global

Communications, Media and Technology Conference

Englewood, Colorado — May 24, 2010: Liberty Global, Inc. (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) will be presenting at Barclays Capital 2010 Global Communications, Media and Technology Conference on Thursday, May 27, 2010 at 9:45 a.m. Eastern Time at the Crowne Plaza Hotel Times Square, New York, New York. Liberty Global may make observations concerning its historical operating performance and outlook. The presentation will be webcast live at www.lgi.com. We intend to archive the webcast under the investor relations section of our website for approximately 30 days.

About Liberty Global, Inc.

Liberty Global is the largest international cable operator offering advanced video, voice and broadband internet services to connect its customers to the world of entertainment, communications, and information. As of March 31, 2010, Liberty Global operated state-of-the-art networks serving 18 million customers across 14 countries principally located in Europe, Chile, and Australia. Liberty Global’s operations also include significant programming businesses such as Chellomedia in Europe.

For more information, please visit www.lgi.com or contact:

Investor Relations:		Corporate Communications:
Christopher Noyes	+1 303.220.6693	Hanne Wolf	+1 303.220.6678
K.C. Dolan	+1 303.220.6686	Bert Holtkamp	+31 20.778.9800
Molly Bruce	+1 303.220.4202